Exhibit 10.6

DIRECTOR AGREEMENT

This Director Agreement (this “Agreement”) dated as of February ___, 2014, is made by and between Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), and Elliot B. Maisel (“Director”).

Recitals

A.           The Company desires to attract and retain the services of highly qualified individuals as directors of the Company.

B.           Director does not regard the indemnification protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Director may not be willing to serve or continue to serve in such capacities without additional protection.

C.           The Company desires and has requested Director to serve as a director of the Company, and has proffered this Agreement to Director as an additional inducement to serve in such capacity.

D.           Director is willing to serve as a director of the Company only upon the terms and conditions set forth herein.

Agreement

Now Therefore, in consideration of the mutual covenants and agreements set forth herein, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Director Compensation.

(a) Cash Compensation.  In consideration for serving on the board of directors of the Company, the Company shall pay Director an annual fee of $100,000 for each year Director serves on the Company’s board of directors, which shall be payable quarterly prior to the commencement of each quarter and shall be prorated based on any partial year served.

(b) Stock Compensation.  In consideration for agreeing to serve on the board of directors of the Company, the Company shall issue 100,000 restricted shares of its common stock to Director each year that Director serves on the Company’s Board of Directors prior to the commencement of each such year.  The Company acknowledges that it has not established a restricted stock plan as of the date hereof, but that it intends to and shall establish a restricted stock plan as soon as practical.  As soon as the Company establishes a restricted stock plan or equivalent incentive stock plan, the Company shall issue the first 100,000 shares of its restricted stock or equivalent securities to Director and shall continue to issue 100,000 shares upon each anniversary of this Agreement while Director is a member of the Company’s board of directors, provided that in the event the Company has not established a restricted stock plan or equivalent incentive stock plan prior to the first anniversary of this Agreement, the Company shall issue on the first anniversary of this Agreement 200,000 unrestricted (subject to applicable securities laws) shares of its common stock to Director and shall continue to issue 100,000 unrestricted shares (or restricted in the event a restricted stock plan or equivalent incentive stock plan has been established as of such time) upon each subsequent anniversary of this Agreement while Director is a member of the Company’s board of directors.  Notwithstanding anything in this Agreement to the contrary, any restrictions or terms imposed on any of the shares of the Company’s common stock issued to Director hereunder shall be at least as favorable to Director as the most favorable restrictions and terms imposed on any other shares of stock or equivalent securities issued to any member of the Company’s board of directors or executive employee of the Company for services provided to the Company.

(c) Expenses.  In addition to the compensation described above, the Company shall reimburse Director for any and all travel, lodging, meal and entertainment expenses incurred by Director in connection with or related to Director’s service and/or duties as a member of the Company’s board of directors, including, without limitation, in connection with attendance at any meetings of the Company’s board of directors.   In furtherance of the foregoing and not in limitation thereof, the parties hereto acknowledge that Director may fly privately by dry lease in connection with any travel associated with Director’s service and/or duties as a member of the Company’s board of directors and agree that such expenses shall be reimbursed by the Company in an amount not to exceed 2.75 multiplied by the equivalent costs for a commercial first class ticket departing from and arriving at the same locations or substantially equivalent locations.   The Company shall reimburse Director for his expenses incurred in accordance with this Section 1(c) within fifteen (15) days of Director submitting a receipt or other reasonable evidence of such costs to the Company.

(d) Taxes.  Director acknowledges and agrees that he is an independent contractor and is solely responsible for all federal, state, provincial and local taxes and withholdings assessed on any income received from the Company under this Agreement.  The Company will not, and Director has requested that the Company not, unless as otherwise required by law, withhold any monies for any federal, state, provincial or local taxing authorities from any compensation earned by Director pursuant to this Agreement.  The Company shall prepare and file a Form 1099 with the Internal Revenue Service reporting the compensation paid to Director, and Director shall be responsible for the payment of all federal, state, provincial and local taxes and withholdings relating to any and all payments to Director under this Agreement.

2. Agreement to Serve; Resignation.

(a) Service.  Director agrees to serve on the Company’s Board of Directors as the Vice Chairman and Lead Director of the Company’s board of directors in accordance with the terms and conditions set forth herein.  The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Director under the Company’s Certificate of Incorporation and Bylaws, to induce Director to serve as a director of the Company, and the Company acknowledges that Director is relying upon this Agreement in serving as a director of the Company.

(b) Resignation.  Notwithstanding anything in this Agreement to the contrary, Director may at any time resign as a member of the Board of Directors and as Vice Chairman and Lead Director of the Company’s board of directors at any time upon 30 days prior written notice.

3. Indemnification.

(a) Indemnification in Third Party Proceedings.  Subject to Section 10 below, the Company shall indemnify Director to the fullest extent permitted by applicable law, as the same may be amended from time to time (but, only to the extent that such amendment permits Director to broader indemnification rights than applicable law permitted prior to adoption of such amendment), if Director is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses, actually and reasonably incurred by Director in connection with the investigation, defense, settlement or appeal of such proceeding.

(b) Indemnification in Derivative Actions and Direct Actions by the Company.  Subject to Section 10 below, the Company shall indemnify Director to the fullest extent permitted by applicable law, as the same may be amended from time to time (but, only to the extent that such amendment permits Director to broader indemnification rights than applicable law permitted prior to adoption of such amendment), if Director is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Director in connection with the investigation, defense, settlement, or appeal of such proceedings.

(c) Interpretation.

(i) For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Director in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Director, but shall not include any judgments, fines or penalties actually levied against Director for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Director for which he is not compensated by the Company or any subsidiary or third party (i) for any period during which Director is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Director while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(ii) For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Director in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Director in an action to determine Director’s rights under this Agreement.

(iii) For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Director was, is or will be involved as a party or otherwise by reason of:  (i) the fact that Director is or was a director or officer of the Company; (ii) the fact that any action taken by Director or of any action on Director’s part while acting as director, officer, employee or agent of the Company; or (iii) the fact that Director is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(iv) For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Director is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

4. Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Director against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

5. Partial Indemnification.  If Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually incurred by Director in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Director for the portion thereof to which Director is entitled.

6. Advancement of Expenses.  To the extent not prohibited by applicable law, the Company shall advance the expenses incurred by Director in connection with any proceeding, and such advancement shall be made within fifteen (15) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Director in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Director to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Director is not entitled to be indemnified by the Company.  Advances shall be unsecured, interest free and without regard to Director’s ability to repay the expenses. Advances shall include any and all expenses actually and reasonably incurred by Director pursuing an action to enforce Director’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  Director acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Director shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Director is not entitled to be indemnified by the Company.  The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein.  This Section 6 shall not apply to any claim made by Director for which indemnity is excluded pursuant to Section 10(b).

7. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding.  Director will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder.  The failure of Director to so notify the Company shall not relieve the Company of any obligation which it may have to Director under this Agreement or otherwise.

(b) Request for Indemnification and Indemnification Payments.  Director shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Director reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company.  Indemnification payments requested by Director under Section 3 hereof shall be made by the Company no later than fifteen (15) days after receipt of the written request of Director.  Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c) Application for Enforcement.  In the event the Company fails to make timely payments as set forth in Sections 6 or 7(b) above, Director shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Director’s right to indemnification or advancement of expenses pursuant to this Agreement.  In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Director is not required under this Agreement or permitted by applicable law.  Any determination by the Company (including its Board of Directors, stockholders or independent counsel) that Director is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Director is not entitled to indemnification or advancement of expenses hereunder.

(d) Indemnification of Certain Expenses.  The Company shall indemnify Director against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8. Assumption of Defense.  In the event the Company shall be requested by Director to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Director.  Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Director under this Agreement for any fees of counsel subsequently incurred by Director with respect to the same proceeding, provided that Director shall have the right to employ separate counsel in such proceeding at Director’s sole cost and expense.  Notwithstanding the foregoing, if Director’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Director’s counsel to defend such proceeding shall be subject to the indemnification and advancement of expenses provisions of this Agreement.

9. Insurance. To the extent not maintained as of the date hereof, the Company shall and covenants to obtain within thirty (30) days of the date hereof and continue to maintain at all times while Director serves on the Company’s board of directors an insurance policy or policies providing liability insurance for directors and officers of the Company or of any subsidiary (“D&O Insurance”), and Director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Director, all amounts payable as a result of such proceeding in accordance with the terms of such policies.  The Company hereby agrees that its D&O Insurance at all times will provide for an aggregate amount of coverage of not less than $10,000,000, provided that if the D&O Insurance does not provide for such amount of coverage as of the date hereof, the Company shall have thirty (30) days following the date hereof to obtain D&O Insurance that provides such amount of coverage.

10. Exceptions.

(a) Certain Matters.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Director on account of any proceeding with respect to (i) remuneration paid to Director if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) a final judgment rendered against Director for an accounting, disgorgement or repayment of profits made from the purchase or sale by Director of securities of the Company against Director or in connection with a settlement by or on behalf of Director to the extent it is acknowledged by Director and the Company that such amount paid in settlement resulted from Director's conduct from which Director received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment or other final adjudication that Director’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Director’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Director is not legally entitled.  For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

(b) Claims Initiated by Director.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Director with respect to proceedings or claims initiated or brought by Director against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Company’s bylaws or the Certificate or applicable law, or (ii) with respect to any other proceeding initiated by Director that is either approved by the Company’s board of directors or Director’s participation is required by applicable law.  However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Company’s board of directors determines it to be appropriate.

(c) Unauthorized Settlements.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Director under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent.  Neither the Company nor Director shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d) Securities Act Liabilities.  Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Director or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act.  Director acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Director’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue.  Director specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11. Non-exclusivity and Survival of Rights.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Director may at any time be entitled under any provision of applicable law, the Certificate, the Company’s bylaws or other agreements, both as to action in Director’s official capacity and Director’s action as an agent of the Company, in any court in which a proceeding is brought, and Director’s rights hereunder shall continue after Director has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Director.  The obligations and duties of the Company to Director under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Director under this Agreement in respect of any action taken or omitted by such Director in his or her corporate status prior to such amendment, alteration or repeal.  To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate, the Company’s bylaws and this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, by Director shall not prevent the concurrent assertion or employment of any other right or remedy by Director.

12. Term.  This Agreement shall continue until and terminate upon the later of: (a) five (5) years after the date that Director shall have ceased to serve as a director, officer, employee or agent of the Company; and (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Director was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Director or an Director's estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

13. Confidentiality.  Director hereby agrees to retain all non-public and confidential information obtained from the Company as confidential and not to release or disclose any of such information, except in the performance of Director’s duties as a member of the Company’s board of directors, with the prior consent of the Company or as compelled or required to disclose such information in any legal proceeding or by applicable law or any court of law or government authority or agency.  In furtherance thereof, Director hereby agrees that any business opportunity directly related to the business of the Company which becomes known to Director directly and exclusively as a result of Director’s service on the Company’s board of directors will be fully disclosed and made available to the Company and Director shall take no action to divert from the Company any such business opportunity without the prior consent of the Company.

14. Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Director to the fullest extent now or hereafter permitted by law.

16. Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

17. Amendment and Waiver.  No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice.  Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered two (2) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice).  If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

19. Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

20. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.  Only one such counterpart need be produced to evidence the existence of this Agreement.

21. Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s certificate of incorporation, the Company’s bylaws and any applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Director thereunder.

[Remainder of Page Intentionally Left Blank - Signature Pages to Follow]

In Witness Whereof, the parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:	/s/ Brent David Willis
Name:	Brent David Willis
Title:	CEO

DIRECTOR

/s/ Elliot B. Maisel
Signature of Director

Elliot B. Maisel
Print or Type Name of Director